Exhibit 1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”), is made and entered into as of March 8, 2021, by and among Boomer Petroleum, LLC, Balmon California, Inc., Balcal Holdings Ltd., Balmon Investments Ltd., Alvin Libin, Texel Resources Inc., Tokay Capital Corp. and the Estate of Antonie VandenBrink (each individually, a “Party,” and collectively, the “Parties”).

The Parties hereby acknowledge and agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit (the “Statement”), relating to the common stock, $0.001 par value per share of Riley Exploration Permian, Inc., is filed with the Securities and Exchange Commission pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, on behalf of each of the Parties and that any subsequent amendments to the Statement shall be filed on behalf of each of the Parties without the necessity of filing additional joint filing agreements. Each Party acknowledges that it shall be responsible for the timely filing of any such amendments and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness or accuracy of the information concerning the other Party, except to the extent it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of the date first set forth above.

BOOMER PETROLEUM, LLC
/s/ James Duffy
Name: James Duffy
Title: Authorized Signatory

BALMON CALIFORNIA, INC.
/s/ James Duffy
Name: James Duffy
Title: Authorized Signatory

BALCAL HOLDINGS LTD.
/s/ James Duffy
Name: James Duffy
Title: Authorized Signatory

BALMON INVESTMENTS LTD.
/s/ James Duffy
Name: James Duffy
Title: Authorized Signatory

ALVIN LIBIN
/s/ Alvin Libin
Name: Alvin Libin

TEXEL RESOURCES INC.
/s/ Sandra VandenBrink
Name: Sandra VandenBrink
Title: Authorized Signatory

TOKAY CAPITAL CORP.
/s/ Sandra VandenBrink
Name: Sandra VandenBrink
Title: Authorized Signatory

THE ESTATE OF ANTONIE VANDENBRINK
/s/ Sandra VandenBrink
Name: Sandra VandenBrink
Title: Authorized Signatory